Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of D&E Communications, Inc. on Form S-3 (File No. 33-85896) and Form S-8 (File No. 33-78592), of our report dated March 6, 1998, on our audits of the consolidated financial statements of the D&E Communications, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, PA 19103
March 27, 1998